As filed with the Securities and Exchange Commission on May 9, 2002

                                                        Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                         APPLEBEE'S INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                             43-1461763
  (State or other jurisdiction                                (I.R.S. Employer
  of incorporation or organization)                          Identification No.)

                        4551 West 107th Street, Suite 100
                           Overland Park, Kansas 66207
          (Address, including zip code, of Principal Executive Offices)

           APPLEBEE'S INTERNATIONAL, INC. 1999 EMPLOYEE INCENTIVE PLAN
                            (Full title of the plan)

                                  Lloyd L. Hill
                             Chief Executive Officer
                         Applebee's International, Inc.
                        4551 West 107th Street, Suite 100
                           Overland Park, Kansas 66207
                                 (913) 967-4000

            (Name, address and telephone number of agent for service)

                                    Copy to:
                              Shari L. Wright, Esq.
                       Blackwell Sanders Peper Martin LLP
                               Two Pershing Square
                          2300 Main Street, Suite 1000
                           Kansas City, Missouri 64108
                                 (816) 983-8000

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------ ------------------ ------------------- ------------------ ------------------
                                                                     Proposed maximum    Proposed maximum
                                                    Amount to be       offering price        aggregate          Amount of
      Title of securities to be registered           registered        per share (1)      offering price    registration fee
------------------------------------------------ ------------------ ------------------- ------------------ ------------------
Common Stock, par value $.01 per share                600,000             $39.80           $23,880,000         $2,196.96
------------------------------------------------ ------------------ ------------------- ------------------ ------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The maximum offering price per share is based on the average of the high and low prices of the Registrant's Common Stock as listed on the Nasdaq Stock Market on May 2, 2002.

                                EXPLANATORY NOTE


         As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in Part I of Form S-8.

                                     Part II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3:  Incorporation of Documents by Reference

         The following documents filed with the SEC by Applebee's International, Inc. (the "Company") are incorporated in this Registration Statement on Form S-8 (the "Registration Statement") by reference:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2001;

         2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

         3. The Company's Reports on Form 8-K filed on January 17, 2002, January 18, 2002, February 8, 2002, February 13, 2002, February 27, 2002, April 11, 2002, April 25, 2002, April 30, 2002 and
              May 9, 2002;

         4. The Company's Definitive Proxy Statement on Form 14-A filed April 9, 2002; and

         5. The description of the Company's Common Stock set forth in the Form 8-A Registration Statement effective September 27, 1989.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained in a report or other document incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed report or other document that also is incorporated by reference herein, modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.
Certain statements contained herein and in the related prospectus or incorporated by reference herein or in the related prospectus constitute forward-looking statements as such term is defined in Section 27A of the Securities and Section 21E of the Exchange Act. Certain factors discussed herein and in the related prospectus or in the Company's Exchange Act filings with the Commission could cause actual results to differ materially from those in the forward-looking statements.

Item 4: Description of Securities

         Not applicable.

Item 5:   Interests of Named Experts and Counsel

         Robert T. Steinkamp, General Counsel and Secretary of the Company, will issue an opinion as to the legality of the securities registered hereunder. Mr. Steinkamp owns 35,069 shares of Common Stock and has no vested options to purchase additional shares of Common Stock.

Item 6:   Indemnification of Directors and Officers

         The Company has entered into indemnification agreements with certain officers and directors of the Company. Under these agreements, the Company agrees to hold harmless and indemnify each indemnitee generally to the full extent permitted by Section 145 of the Delaware General Corporation Law (the "DGCL") and against any and all liabilities, expenses, judgments, fines, penalties and costs in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to which the indemnitee is made a party by reason of the fact that the indemnitee has, is or at the time becomes a director or officer of the Company or any other entity at the request of the Company. The indemnity does not cover liability arising out of fraudulent acts, deliberate dishonesty or willful misconduct, violations of certain securities laws, or if a court determines that such indemnification is not lawful.

         Article IX of the Bylaws of the Company provides for the indemnification of officers and directors of the Company generally to the extent permitted by Section 145 of the DGCL, including liability arising under the securities laws. Article IX permits the company to indemnify certain persons, including officers and directors, who are (or are threatened to be made) parties to any threatened, pending or completed legal action (whether civil, criminal, threatened or investigative) for reason of their being officers or directors. The indemnity may include expenses, attorneys' fees, judgments, fines and reasonably incurred costs of settlement, provided the officer and director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interest and, in the case of criminal proceedings, he had no reasonable cause to believe that his conduct was illegal. The corporation may indemnify officers and directors in derivative actions (in which suit is brought by a shareholder on behalf of the corporation) under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is judged liable for negligence or misconduct in the performance of his duty to the corporation. If the officer or director is successful on the merits or otherwise in defense of any action referred to above, the corporation must indemnify him against the expenses and attorneys' fees he actually and reasonably incurred.

         The Company has obtained liability insurance coverage for its officers and directors with respect to actions arising out of the performance of such officer's or director's duty in his or her capacity as such.

Item 7:   Exemption from Registration Claimed

         Not applicable.

Item 8:   Exhibits

       4.1 Shareholder Rights Plan contained in Rights Agreement dated as of September 7, 1994, between Applebee's International, Inc. and Chemical Bank, as Rights Agent, as amended (incorporated by reference to Exhibit 4.1 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 25, 1994 and Exhibit 4.1 of the Registrant's Quarterly Report on 10-Q for the fiscal quarter ended June 27, 1999).

       4.2 Certificate of the Voting Powers, Designations, Preferences and Relative Participating, Optional and Other Special Rights and Qualifications of Series A Participating Cumulative Preferred Stock of Applebee's International, Inc. (incorporated by reference to Exhibit 4.2 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 25, 1994).

       4.3    1999 Employee Incentive Plan (incorporated by reference to Exhibit
              10.11 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 30, 2001).

       4.4    Amendments to the 1999 Employee Incentive Plan.

       5      Opinion of Robert T. Steinkamp, counsel to the Company.

       23.1   Consent of Robert T. Steinkamp (included in Exhibit 5).

       23.2   Consent of Deloitte & Touche LLP.

       24.1   Power  of  Attorney   (included  in  the  signature  page  to  the
              Registration Statement).

Item 9: Undertakings

         The undersigned Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                       Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or
                       Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on May 9, 2002.

                                   APPLEBEE'S INTERNATIONAL, INC.


                                By:
                                   -------------------------------------
                                   Lloyd L. Hill
                                   Chairman and Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Applebee's International, Inc., hereby severally constitute Lloyd
L. Hill and Robert T. Steinkamp, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments to this Registration Statement on Form S-8, and generally to do all such things in our names and in our capacities as directors to enable Applebee's International, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


              Signature                                       Title                               Date
-------------------------------------         -------------------------------------           -------------

                                                    Chairman of the Board and                  May 9, 2002
------------------------------------                 Chief Executive Officer                  -------------
             Lloyd L. Hill                        (Principal Executive Officer)



                                                  Executive Vice President and                 May 9, 2002
------------------------------------                Chief  Financial Officer                  -------------
           Steven K. Lumpkin                   (Principal Financial and Accounting
                                                Officer)



                                                Director, Executive Vice President             May 9, 2002
------------------------------------               And Chief Operating Officer                -------------
           George D. Shadid


                                                            Director                           May 9, 2002
------------------------------------                                                          -------------
             Erline Belton


                                       6

                                                            Director                           May 9, 2002
------------------------------------                                                          -------------
           Douglas R. Conant


                                                            Director                           May 9, 2002
------------------------------------                                                          -------------
           D. Patrick Curran


                                                            Director                           May 9, 2002
------------------------------------                                                          -------------
            Eric L. Hansen


                                                            Director                           May 9, 2002
------------------------------------                                                          -------------
            Mark S. Hansen


                                                            Director                           May 9, 2002
------------------------------------                                                          -------------
             Jack P. Helms


                                                            Director                           May 9, 2002
------------------------------------                                                          -------------
            Burton M. Sack


                                Index of Exhibits

       Exhibit
       Number     Document

       4.1 Shareholder Rights Plan contained in Rights Agreement dated as of September 7, 1994, between Applebee's International, Inc. and Chemical Bank, as Rights Agent, as amended (incorporated by reference to Exhibit 4.1 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 25, 1994 and Exhibit 4.1 of the Registrant's Quarterly Report on 10-Q for the fiscal quarter ended June 27, 1999).

       4.2 Certificate of the Voting Powers, Designations, Preferences and Relative Participating, Optional and Other Special Rights and Qualifications of Series A Participating Cumulative Preferred Stock of Applebee's International, Inc. (incorporated by reference to Exhibit 4.2 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 25, 1994).

       4.3 1999 Employee Incentive Plan establishing the number of shares of Common Stock available for grant at 333,000 shares (incorporated by reference to Exhibit 10.11 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 30, 2001).

       4.4    Amendments to the 1999 Employee Incentive Plan.

       5      Opinion of Robert T. Steinkamp, counsel to the Company.

       23.1   Consent of Robert T. Steinkamp (included in Exhibit 5).

       23.2   Consent of Deloitte & Touche LLP.

       24.1   Power  of  Attorney   (included  in  the  signature  page  to  the
              Registration Statement).





                                       8